Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Colman Cheng, Chief Financial Officer	Mr. Crocker Coulson, President
China Nutrifruit Group Limited	CCG Investor Relations
Tel:+ 852 9039 8111	Tel: +1-646-213-1915 (NY office)
Email: zsj@longheda.net	Email: crocker.coulson@ccgir.com
Website: www.chinanutrifruit.com	Website: www.ccgirasia.com

Elaine Ketchmere, Partner
Email: elaine.ketchmere@ccgir.com
Tel: +1-310-954-1345 (LA office)

China Nutrifruit Group Limited Promotes Mr. Aijun Wang
to Vice President of Sales

Daqing, Heilongjiang Province, China – October 20, 2010 China Nutrifruit Group Limited (NYSE Amex: CNGL) (“China Nutrifruit” or “the Company”), a leading producer of premium specialty fruit based products in China (“PRC”), today announced that at the Company’s board meeting held on October 19, 2010, the board appointed Mr. Aijun Wang as China Nutrifruit’s Vice President of Sales.

Mr. Manjiang Yu, who resigned effective October 19, 2010 for personal reasons, previously held the Vice President of Sales position. Mr. Yu’s resignation was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Mr. Wang joined China Nutrifruit as a sales manager in July 2010. Prior to joining China Nutrifruit, he served as general manager of sales at Mu Danjiang Jianxin Cement Limited. Mr. Wang also worked at Mu Danjiang Cement Lime Mining for approximately 20 years, most recently as mine manager, responsible for operations. He holds a bachelor’s degree in economics and management from the Chinese Central Communist Party University.

"I want to thank Mr. Yu for his dedicated efforts and valuable contributions as our Vice President of Sales. We wish him success in his future endeavors," commented Mr. Changjun Yu, Chairman of China Nutrifruit. "We are also excited to announce Mr. Wang’s appointment as our new Vice President of Sales and look forward to working closely with him as we grow our business in the premium specialty food processing industry. He will be responsible for developing China Nutrifruit’s marketing strategy to enhance our revenue growth and gain increased market share in China and in the overseas market.”

About China Nutrifruit Group Limited

Through its subsidiary Daqing Longheda Food Company Limited, China Nutrifruit, is engaged in developing, processing, marketing and distributing a variety of food products processed primarily from premium specialty fruits grown in Northeast China, including golden berry, crab apple, blueberry and raspberry. The Company’s processing facility possesses ISO9001 and HACCP series qualifications. Currently, the Company has established an extensive nationwide sales and distribution network throughout 20 provinces in China. For more information, please visit http://www.chinanutrifruit.com .

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act"”). Such statements include, among others, those concerning our new products, new fruit and vegetable powder manufacturing facility, appointment of vice president of sales and its impact on the Company’s business and financial performance, expected financial performance in FY2011 and strategic and operational plans, our expectations regarding the market for our existing products and new products, our expectations regarding the continued growth of the specialty fruit market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results of the Company to differ materially from those anticipated, expressed or implied in the forward-looking statements. The words “believe,” “expect,” “anticipate,” “project,” “targets,” “optimistic,” “intend,” “aim,” “will” or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those anticipated include risks related to new and existing products; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China; any statements of belief or intention; any of the factors mentioned in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended March 31, 2010, and other risks and uncertainties mentioned in our other reports filed with the Securities and Exchange Commission. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

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